                                                                    EXHIBIT 10.1

                            JPMORGAN CHASE BANK, N.A.

                              GLOBAL ACCOUNT TERMS

                            DEPOSIT ACCOUNT AGREEMENT

     The Bank of New York, in its capacity as trustee of the Euro Currency
Trust, a trust formed under New York law (the "CUSTOMER" or "TRUST") and the
London Branch of JPMorgan Chase Bank, N.A. (the "BANK") undertake to comply with and be bound by the following Global Account Terms of this Deposit Account
Agreement (the "AGREEMENT").

ESTABLISHING ACCOUNTS

1.1  The Customer's Euro-denominated, (i) interest-bearing account (the
     "INTEREST ACCOUNT") and (ii) non interest-bearing account ( the
     "NON-INTEREST ACCOUNT") (each individually the "ACCOUNT" and collectively the "ACCOUNTS") maintained with the London Branch of the Bank shall be subject to these Global Account Terms (the "ACCOUNT TERMS") and the Account
     Application and the Signature List executed by the Customer regarding the
     Accounts attached hereto (together, the "ACCOUNT APPLICATIONS") and by continuing to use the Accounts the Customer acknowledges its acceptance of these Account Terms and the relevant Account Applications.

1.2  Unless otherwise specified the Customer will establish the Accounts as principal. The Customer shall not transfer any of its rights and interests in the Accounts nor create any form of security interest over such rights and interests without the prior written consent of the Bank.

1.3  The Customer represents and warrants that it has power and capacity to open and operate the Accounts, that the Account Terms and the relevant Account
     Applications constitute valid and binding obligations of the Customer and that the Customer has taken all necessary actions to duly authorise the execution and delivery of the same.

SIGNATORIES

2.1  "SIGNATORY" means a person named in the relevant Account Application (or other analogous document under which the Customer authorises persons to communicate with the Bank in relation to the Accounts) who is authorised to act on behalf of the Customer at the time of the relevant Instruction and in respect of the matters set out in clause 3 below.

2.2  The Bank may treat any Signatory as duly authorised to issue Instructions as defined below until the Bank receives written notice from the Customer, after which the Bank shall act promptly, that the Signatory no longer has the authority to issue Instructions.

2.3  The Customer will provide specimen signatures (including specimens of facsimile signatures and/or personal seals) to the Bank (in the Account
     Application or otherwise) in the number and form required and will verify the identity of each Signatory in a manner required by the Bank.

AUTHORITY OF SIGNATORIES

3.1  Each Signatory, subject to any written limitation received by the Bank from the Customer, is authorised on behalf of the Customer to:

     (a)  open, operate and close the Accounts;

     (b)  appoint and remove Signatories;

     (c)  execute the Account Application(s) and any form of agreement relating to communications, whether by telephone, telex, electronic or other means;

     (d)  execute any agreements relating to overdrafts, borrowings or cash management;

     (e)  draw, accept, endorse or discount cheques, drafts, bills of exchange, notes and other instruments;

     (f)  overdraw the Accounts as may be permitted by the Bank;

     (g)  make arrangements with the Bank concerning periodic payments into or out of the Accounts;

     (h)  advise the Bank of credits destined for the Customer's Account;

     (i)  place money on interest-bearing or term deposit with the Bank and withdraw that money and accrued interest either on or before any applicable maturity date;

     (j)  authorise and request the Bank to effect foreign exchange transactions and purchase and/or sell treasury products for the account of the
          Customer;

     (k)  deposit any property of the Customer with the Bank for safe keeping, have access to and reclaim any property so deposited or give the Bank
          Instructions in relation to it;

     (l)  execute guarantees, indemnities or other undertakings to the Bank in relation to:

          (i)  missing documents;

          (ii) guarantees, letters of credit or other undertakings given or to be given by the Bank to or at the request of the Customer; or

          (iii) anything else done or to be done by the Bank at the request of the Customer;

     (m)  give the Bank any form of security over, or make any other arrangements with the Bank concerning, any property of the Customer including without limitation bills of exchange, bills of lading, warehouse certificates, insurance policies and share and debenture certificates;

     (n)  countermand, revoke or amend Instructions; and

     (o)  give the Bank Instructions relating to any of the above.

INSTRUCTIONS

4.1  "INSTRUCTION" means a communication, including without limitation, a cheque or demand for payment, which (i) contains the information required by the
     Bank to enable the Bank to give effect to the communication; (ii) is received by the Bank in writing, by facsimile, tested or untested telex,
     SWIFT, telephone, or via the Bank's electronic instruction system or such other means as are for the time being agreed by the Customer and the Bank;
     and (iii) the Bank believes in good faith to have been given by the
     Customer.

4.2  The Customer is responsible for keeping and completing cheques and other forms and documents and for issuing Instructions in a manner so as to prevent unauthorised completion, alterations or additions. The Customer shall not issue cheques which are post dated and shall immediately notify the Bank if it becomes aware that any of its cheques (whether completed or blank) are lost or stolen.

4.3  If the Bank and the Customer at any time agree on a security procedure to be used in relation to any category of communications (including encryption), the Customer shall safeguard any test keys, passwords, identification codes or other security or authentication devices, make them available only to properly authorised persons and be fully responsible for any use of such security procedure (whether authorised or unauthorised)

4.4  Nothing in this Clause 4 obligates the Bank to confirm Instructions which appear to the Bank acting in good faith to have been given by the Customer.

AUTHORITY AND OBLIGATIONS OF THE BANK

5.1. The Bank is authorised and agrees to accept, honour and execute without inquiry each Instruction which the Bank believes in good faith to have been given by a Signatory and any other Instruction communicated by other means which the Bank receives in strict accordance with any agreed security procedure. Provided the Bank believes in good faith that an Instruction has been given by a Signatory, where such an Instruction has been effected by means of a facsimile signature, personal seal or chop, the Bank is authorised to act on such Instruction, regardless of by whom the facsimile signature, personal seal or chop was actually affixed. The Bank does not have to inquire into the circumstances of any transaction.

5.2  The Bank may at its option use any means to confirm or clarify
     Instructions, even if any agreed security procedure appears to have been followed: if the Bank is not satisfied with any confirmation or clarification, it may decline to honour the Instruction.

5.3  The Bank has established cut-off times for some categories of communications, details of which are attached hereto as Addendum A. If an
     Instruction is received by the Bank after its cut-off times, the Bank may process the Instruction on the next day on which it is open for such business. The Bank may process any Instruction through any of the payments systems identified in Addendum A.

5.4  Execution of Instructions will be subject to applicable law and the rules of the payment system used, including those laws or rules concerning a misdescribed or missing beneficiary, beneficiary's bank or intermediary bank. The Bank may rely on the identifying number of any account, intermediary or beneficiary's bank which appears in an Instruction as the proper identification of the beneficiary, intermediary or beneficiary's bank notwithstanding that the Instruction identifies an entity different from the entity identified by name in the Instruction. The Bank may complete or correct incomplete or inaccurate intermediary or beneficiary bank details.

5.5  The Bank may, at its option, honour any Instruction even if as a result an
     Account becomes overdrawn or an existing overdraft is increased. The Bank may also, in its absolute discretion, select which Instructions (if any)
     shall and shall not be affected. If the Customer is permitted to overdraw an Account, the overdraft shall be on such terms as are agreed between the
     Customer and the Bank. However, in the absence of such agreement, the Bank shall be entitled to debit the overdrawn Account with interest, fees and other expenses at such rates as it considers appropriate. The Customer will repay borrowed monies and pay such interest, fees and other expenses on demand.

5.6  Where execution of an Instruction requires the Bank to purchase or sell a currency other than the currency of the Account on which the Instruction is given, the Bank is authorised to purchase or sell the currency at its rate at the relevant time for the purchase or sale of such currency having regard to the size and tenor of the transaction.

5.7  If the Customer chooses to confirm any Instruction, any confirmation must be clearly marked as such and, if there is any discrepancy between an
     Instruction and any confirmation, the terms of the Instruction shall prevail.

DEPOSITS, AVAILABILITY OF FUNDS

6.1  The Customer undertakes that it will have good title to all items presented to the Bank for deposit or for any other purpose. Money deposited or paid into an Account will not be regarded as available until collected and irrevocably received in cleared funds. The Customer requests that the Bank accept without inquiry all cheques and other instruments presented for deposit into the Account without checking whether they are valid, properly endorsed or owned by the Customer.

6.2  As collecting bank, the Bank as agent for the Customer will deal with and present the cheques and instruments in accordance with the custom and practice of the country in which the cheques are collected.

6.3  If the Bank credits the Account in contemplation of receiving funds for the
     Customer's credit and those funds are not actually received by the Bank, or on the faith of a transaction which is subsequently set aside or revoked, or if the Bank does not receive funds for the Customer's credit for value on the date advised by or on behalf of the Customer, the Bank shall be entitled to debit the Account of the Customer with the amount previously credited and/or with any other charges incurred. If the Account becomes overdrawn or further overdrawn as a result of such debit the Customer will pay on demand the overdrawn amount and interest on the overdrawn amount.

6.4  Bank reserves the right not to accept, and to return without interest to the remitter of funds, the amounts received for deposit to the Interest
     Account on any Bank business day, if the aggregate deposit liability of the
     Bank to the Trust following the deposit of such amounts would exceed the
     Euro equivalent of U.S. dollars Eight (8) Billion calculated at the Federal
     Reserve Bank of New York (FRBNY) noon buying rate for Euros or another recognized market rate for Euros if the FRBNY noon buying rate is not available on the banking day such deposits are received by the Bank.

6.5  Each day that orders are placed with and accepted by the Trust for the purchase or redemption of shares in the Trust, the Trust shall notify the
     Bank of the anticipated amounts in Euros that will be deposited to, or withdrawn from, the Interest Account on the settlement date for those orders.

INTEREST

7.1  Interest will accrue daily, in Euros, on all Euro balances in the Interest
     Account only and will be credited monthly, in Euros, to the Non-Interest
     Account. (No interest will be earning on balances in the Non-Interest
     Account.) The Bank agrees that it will endeavour at all times to pay a competitive market interest rate on all Euro balances in the Interest
     Account. As of the date of this Agreement, the Bank has agreed to pay interest at a rate equal to the Euro Overnight Index Average ("EONIA") less
     27 basis points on all Euro balances in the Interest Account. The Bank reserves the right to change the basis of the calculation of the interest rate in the event that there are significant changes in conditions such as:
     the market rate moves dramatically; the Euro balances are significantly higher or lower than has been projected for the Trust; or the EONIA index ceases to accurately reflect the market. The Bank will endeavour to provide to the Customer and Customer's sponsor advance notice whenever the Bank intends to change the interest rate on the Interest Account, except where there are unforeseen changes in conditions or significant changes in the
     Trust's balances in the Interest Account. If the Bank at any time pays an unsatisfactory interest rate on the Interest Account, the Customer's sole recourse will to be to withdraw the Euro balance from the Interest Account, terminate the Deposit Account Agreement and close the Accounts.

ACCOUNT INFORMATION

8.1  The Bank will issue, on a daily basis, balance and transactions reports for the Accounts for the previous banking day. Bank will also send a periodic statement of account for the Accounts as agreed with the Customer.

8.2  The Customer will ensure that the statements, confirmations and advices it receives from the Bank are examined by a responsible person on behalf of the Customer within a reasonable time of receipt and, thereupon, Customer shall promptly notify the Bank of any mistake or discrepancy of which the
     Customer becomes aware from such statements, confirmations and advices. The
     Bank shall not be responsible for the Customer's reliance on balance, transaction or related information which is subsequently updated or corrected or for the accuracy or timeliness of information supplied by any third party to the Bank.

OTHER DOCUMENTATION

9.1. These Account Terms and the Account Applications replace any existing agreements relating to the subject matter hereof or thereof, with effect from the date the Bank receives the relevant Account Application or analogous document in form and substance satisfactory to the Bank.

9.2  These Account Terms are in addition to any future agreement between the
     Bank and the Customer (including without limitation any agreement relating to the provision of electronic banking services, specific payment or cheque services or custody services) and if there is an inconsistency between these Account Terms and any such other agreement, any such other agreement will prevail for the purposes of the particular account or service which is the subject of such other agreement. If there is an inconsistency between these Account Terms and any terms of the relevant Account Application(s), the terms of the Account Application(s) shall prevail for the purposes of the Account(s) which are subject to such Account Application(s).

REVERSALS

10.1 Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superseded. Instructions may be reversed, amended, cancelled or revoked by the Customer only with the consent of the Bank. That consent shall not be withheld unless the Bank reasonably determines that it would not be possible to give effect to any reversal, amendment or revocation, or the Bank has entered into other transactions or otherwise materially changed its position as a result of receiving such Instructions.

10.2 The Customer may stop payment of a cheque at any time provided the Bank branch on which the cheque is drawn receives an Instruction to that effect from the Customer prior to the Bank honouring or arranging to honour the cheque concerned.

10.3 If the Bank erroneously posts or fails to post an entry to the Account the
     Bank may reverse or make a correcting entry and the provisions of clause
     6.3 shall apply to any resulting overdraft.

FEES AND CHARGES

11.1 The Bank may, at its option, invoice the Customer or debit the Account for services or for handling telecommunications or messages dispatched at the
     Customer's request, and other out of pocket costs incurred by it for the
     Customer's account in accordance with its fee arrangements in place from time to time. Attached hereto and marked Fee Schedule. is a copy of the current fees. All payments to be made to the Bank shall be in full, without set-off or counterclaim and free of any deductions or withholdings on account of any tax or otherwise. The Bank will forward to the Customer a statement in respect of each Account detailing all interest (if applicable)
     and fees charged to that Account.

11.2 The Customer agrees to pay or reimburse the Bank for any taxes, levies, imposts, deductions, charges, stamp, transaction and other duties and withholdings (together with any related interest, penalties, fines, and expenses in connection with them) in connection with the Accounts
     (including payments or receipts to an Accounts) except if imposed on the overall net income of the Bank.

REPAYMENT OF OVERDRAFTS

12.1 In the event that there is an overdraft in the Non-Interest Account due to payment of interest on redemptions of shares in the Trust, any monies paid into the Non-Interest Account will first be used to credit such overdraft.

INDEMNITY AND LIABILITY

13.1 The Customer shall fully indemnify the Bank and its employees, officers and directors and each of the affiliates and subsidiaries of JPMorgan Chase
     Bank, N.A. on demand, at all times against any losses, costs, claims, damages, liabilities and expenses (including without limitation legal fees)
     which it or they suffer or incur directly or indirectly as a result of (i)
     the Customer's breach of these Account Terms, (ii) the Bank acting on what it believed (in good faith) to be the Customer's communication or
     Instruction or because of anything done under or as contemplated by these
     Account Terms. This indemnity is in addition to and not in substitution for any other indemnity or right in favour of the Bank given by law or otherwise and shall not be affected or discharged by any thing.

13.2 (i) Subject to clause 13.2 (ii) below, the Bank shall be liable only for direct loss or damage which the Customer suffers or incurs arising from the
     Bank's gross negligence or wilful misconduct and shall not be liable for any other loss or damage of any nature.

     (ii) The Bank shall not in any event be liable for loss of business or profits or goodwill or any indirect or consequential or punitive or special loss or damage, in each case whether or not reasonably foreseeable, even if the Bank has been advised of the likelihood of such loss or damage and whether arising from negligence, breach of contract or otherwise.

     (iii) The provisions of clause (i) and (ii) above shall not apply to the extent that the loss or damage is caused by fraud, on the part of the Bank.

13.3 The Bank of New York enters into this Agreement only in its capacity as trustee and in no other capacity, and in no circumstances shall The Bank of
     New York have any liability under or in connection with this Agreement other than as trustee of the Trust. Any liability of the Trustee arising under or in connection with this Agreement is limited to, and can be enforced against the Trustee only to the extent to which such liability can be satisfied out of, the assets of the Trust which are available under the terms of the trust agreement governing the Trust to meet such liability at the time the amount in respect of such liability is claimed against the
     Trustee. This limitation on the Trustee's liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this
     Agreement, except that the Trustee will be held liable individually for its fraud or willful misconduct in connection with these Account Terms.

GOVERNING LAW AND JURISDICTION

14.1 These Account Terms, the relevant Account Application and the rights and obligations of the Customer and the Bank in respect of the Accounts shall be governed by, performed and construed in accordance with the laws of
     England.

14.2 If any of these Account Terms is unenforceable or illegal in any jurisdiction, that will not affect the rest of the Account Terms in that jurisdiction, or any of the Account Terms in any other jurisdiction.

14.3 In relation to the Accounts, the courts of England shall have non-exclusive jurisdiction to settle any disputes which arise out of or are connected with these Account Terms, the relevant Account Application and/or the relevant Account. This clause does not prevent the Bank or Customer from taking proceedings in the United States.

RECORDING

15.1 The Bank may record telephone conversations in connection with an
     Instruction. At the Customer's request and cost the Bank will supply a copy or transcript of any such recording to the Customer. The recording or transcript may be used in resolving any dispute between the Bank and the
     Customer. Recordings and any transcript shall be the property of the Bank.

15.2 The Bank may microfilm or electronically record any document and subject to any law affecting the relevant Account may destroy the original of such documents. Subject to the provisions of applicable law the Bank and the
     Customer shall be entitled to rely on any such stored document in any legal proceeding or for any other purpose.

DISCLOSURE

16.1 The Customer authorises the Bank to retain an affiliated company and/or any other agents to perform data processing, collection and other services which the Bank considers necessary or desirable for the Bank. The Bank reserves the right to modify or terminate its arrangements with its agents at any time.

16.2 The Customer agrees that Instructions and information concerning the
     Accounts, the Customer and transactions to be disclosed in accordance with this clause 16 may be transmitted across national boundaries and through networks including those owned and operated by third parties.

16.3 The Customer authorises the Bank to disclose information concerning the
     Accounts, transaction or the Customer where, (i) in the Bank's view, the disclosure is necessary or desirable for the purpose of allowing the Bank to perform its duties and exercise its powers and rights hereunder; (ii)
     the disclosure is to a proposed assignee of the rights of the Bank in respect of the Account; (iii) the disclosure is to a branch, affiliate, subsidiary, employee or agent of JPMorgan Chase & Co. or to its auditors or legal advisers; (iv) the disclosure is to the auditors of the Customer; or
     (v) as may be otherwise required by law, irrespective of whether the disclosure is made in the jurisdiction in which the Customer is resident, the Account is kept, the transaction conducted or elsewhere.

FORCE MAJEURE

17.1 The Bank shall have no liability for any damage, loss, expense or liability of any nature which the Customer may suffer or incur, to the extent caused by an act of God, fire, flood, civil or labour disturbance, war or terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint (including attachments or other legal process), fraud or forgery (other than on the part of the Bank or any of its directors, officers or employees), malfunction of equipment
     (including, without limitation, any computer or related software) except where such malfunction is primarily attributable to the Bank's gross negligence in maintaining the equipment or software, failure of or the effect of rules or operations of any funds transfer system, inability to obtain or interruption of communications facilities, or any cause beyond the reasonable control of the Bank (including, without limitation, the non-availability of appropriate foreign exchange);

17.2 Any amount standing to the credit of the Account with the Bank is payable exclusively at the branch at which the Account is held: however, payment may be suspended from time to time in order to comply with any law, regulation, governmental decree or similar order for the time being affecting the Bank, its officers, employees, affiliates, agents or correspondents.

NOTICES

18.1 Any communication, other than an Instruction, shall be in writing (unless otherwise agreed) and may be sent by personal delivery, facsimile, telex,
     SWIFT or post addressed, in the case of communications from the Customer to the Bank to the branch of the Bank where the Account is maintained and in the case of communications from the Bank to the Customer, to the address notified by the Customer to the Bank from time to time. Any communication will only be effective when actually received.

CLOSURE/TERMINATION

19.1 The Bank has the right to close an Account at any time by not less than ninety (90) days notice in writing addressed to the Customer at its most recent address as advised by the Customer to the Bank. Before or on the expiry of such notice the Bank will transfer any balance in the Account in accordance with the Customer's Instructions. On the expiry of such notice the Bank's obligations in respect of the Account shall cease. However, any such closure or termination shall not affect the Customer's liabilities to the Bank arising prior to or after such termination or closure, all of which shall continue in full force and effect. In the absence of such
     Instructions the Bank may transfer the balance to an unclaimed moneys account.

MISCELLANEOUS

20.1 Successors - The expressions "the Bank" and "the Customer" when used herein shall include any "successor" of the Bank or the Customer, as applicable, and "successor" means an assignee or successor of JPMorgan Chase Bank,
     N.A., or Euro Currency Trust, as applicable, or any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of JPMorgan Chase Bank, N.A., or Euro Currency
     Trust, as applicable, hereunder or to which under such laws the same have been transferred.

20.2 If these terms are translated into, or appear in a language other than
     English, the English language version shall govern and control.

20.3 Headings are for convenience only and shall not affect the interpretation of this document.

20.4 The Customer acknowledges that deposits held in a branch of the Bank located outside of the U.S. are not insured by the Federal Deposit
     Insurance Corporation; are subject to cross-border risks and may enjoy a lesser preference, as compared to deposits held in the U.S., in the event the Bank should be liquidated, insolvent or placed into receivership or other proceeding for the benefit of creditors.

20.5 These Account Terms may be enforced only by the Bank or the Customer or such party's successors and permitted assigns. Notwithstanding the foregoing, but subject to the prior written consent of the Bank, each employee, officer and director of the Bank and each of the affiliates and subsidiaries of JPMorgan Chase Bank may enforce the terms of clause 13. The
     Bank and the Customer may at any time, by agreement, rescind these Account
     Terms or vary them without the consent of such employees, officers, directors or the affiliates and subsidiaries of JPMorgan Chase Bank.

20.6 (i) The Bank will collect information about the Customer and the Customer's employees and agents which may constitute personal data for the purposes of the Data Protection Act 1998 (the "Act") and other relevant data protection legislation (such as, without limitation, authorised signatory details).
     Such personal data may be collected by or on behalf of the Bank in a number of ways (the "Collection Methods"), including via Account Applications or other analogous documents, via applications or documentation relating to the provision to or use by the Customer of electronic banking services, or specific payment or cheque services, via the Customer's use of such electronic banking services, or specific payment or cheque services, and via other correspondence or communications between the Customer and the
     Bank.

     (ii) The Bank will use personal data collected by it or on its behalf via the Collection Methods for the following purposes (the "Purposes"), namely for the purpose of providing the services to the Customer in accordance with the Global Account Terms and Account Applications, for otherwise administering the Account(s), for providing the Customer with services such as electronic banking services, or specific payment or cheque services, for the Bank's internal administrative purposes, for contacting the Customer about products and services which the Bank or other members of the Bank's group offer which the Bank believes may be of interest to the Customer, and as may be otherwise required by law or applicable regulatory or governmental authorities, and such purposes may include transfer of such personal data outside of the European Economic Area to the Bank's subsidiaries or other connected companies or to other organisations as may be required by law or other applicable regulatory or governmental authorities.

     (iii) The Customer shall ensure that any disclosure of personal data made by it or by its employees or agents via the Collection Methods which relate to the Customer's employees or agents is only made following notification by the Customer to data subjects of the Purposes for which their personal data may be processed by or on behalf of the Bank, and is otherwise fair and lawful.

                         [Signatures on following page]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of
___________, 2005.

                                        EURO CURRENCY TRUST

                                        BY THE BANK OF NEW YORK, IN ITS CAPACITY
                                        AS TRUSTEE OF THE EURO CURRENCY TRUST
                                        AND NOT IN ITS INDIVIDUAL CAPACITY

                                             By
                                                --------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

                                        JPMORGAN CHASE BANK, N.A., LONDON BRANCH

                                        By:
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                                        Name:
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                                        Title:
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